EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                     CUSIP NO. 037350 10 5
                                                                          SHARES

                                      ANYOX
                                 RESOURCES, INC.

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001


THIS CERTIFIES THAT

IS THE RECORD HOLDER OF


                 -Shares of ANYOX RESOURCES, INC. Common Stock -


transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:


      --------------------------------------
                   President


      --------------------------------------
                   Secretary

Not valid unless countersigned by transfer agent

                                               Countersigned Registered:
                                            NEVADA AGENCY AND TRUST COMPANY
                                           50 WEST LIBERTY STREET, SUITE 880
                                                  RENO, NEVADA, 89501

                                                    By
                                                      --------------------------
                                                         Authorized Signature




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